November 2022

Preliminary Terms No. 6,961

Registration Statement Nos. 333-250103; 333-250103-01

Dated November 2, 2022

Filed pursuant to Rule 433

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Worst of Fixed Coupon Auto-Callable RevConsSM due November 8, 2024

Payments on the RevCons Based on the Worst Performing of the Common Stock of Exxon Mobil Corporation, the Common Stock of Citigroup Inc. and the VanEck Vectors® Junior Gold Miners ETF

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Worst of Fixed Coupon Auto-Callable RevConsSM due November 8, 2024 Payments on the RevCons Based on the Worst Performing of the Common Stock of Exxon Mobil Corporation, the Common Stock of Citigroup Inc. and the VanEck Vectors® Junior Gold Miners ETF, which we refer to as the securities, are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities do not guarantee the repayment of any principal. Instead, the securities offer the opportunity for investors to earn a fixed quarterly coupon at an annual rate of 12.00%. In addition, if the determination closing price of each of the common stock of Exxon Mobil Corporation, the common stock of Citigroup Inc. and the VanEck Vectors® Junior Gold Miners ETF is greater than or equal to its respective then-applicable redemption threshold level on any quarterly determination date (beginning after six months), the securities will be automatically redeemed for an amount per security equal to the stated principal amount and the related quarterly coupon. However, if the securities are not automatically redeemed prior to maturity, the payment at maturity due on the securities will be, in addition to the final quarterly coupon, either (i) if the final share price of each underlying is greater than or equal to its respective downside threshold level, the stated principal amount, or (ii) if the final share price of any underlying is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying on a 1-to-1 basis and will receive a payment at maturity that reflects the full depreciation in the price of the worst performing underlying and that is significantly less than the principal amount of the securities and could be zero. As a result, investors must be willing to accept the risk of receiving a payment at maturity that is significantly less than the stated principal amount of the securities and could be zero. Accordingly, investors could lose their entire initial investment in the securities. The securities are for investors who are willing to risk their principal based on the worst performing of three underlyings in exchange for the opportunity to earn interest at a potentially above-market rate. Investors will not participate in the appreciation of any of the underlyings. Because the payment at maturity on the securities is based on the worst performing underlying, a decline beyond the respective downside threshold level of any underlying will result in a significant loss of your investment even if one or both of the other underlyings have appreciated or have not declined as much. Investors will therefore be exposed to the risks related to each underlying. The securities are issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlyings:	Exxon Mobil Corporation common stock (the “XOM Stock”), Citigroup Inc. common stock (the “C Stock”) and VanEck Vectors® Junior Gold Miners ETF (the “GDXJ Shares”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	November 2, 2022
Original issue date:	November 8, 2022 (4 business days after the pricing date)
Maturity date:	November 8, 2024
Early redemption:

The securities are not subject to automatic early redemption until May 8, 2023. Following this initial 6-month non-call period, if, on any determination date other than the final determination date, the determination closing price of each underlying is greater than or equal to its respective then-applicable redemption threshold level, the securities will be automatically redeemed for an early redemption payment on the related early redemption date; provided that if, due to a market disruption event or otherwise, such determination date is postponed, the early redemption payment shall be made on the fifth business day following such determination date as postponed. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early if the determination closing price of any underlying is less than the respective then-applicable redemption threshold level for such underlying on the related determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the quarterly coupon for the related quarterly interest period.
Early redemption dates:

Starting after six months, quarterly, on May 8, 2023, August 8, 2023, November 8, 2023, February 8, 2024, May 8, 2024 and August 8, 2024; provided that if any such day is not a business day, the related payment will be made on the next succeeding business day and no adjustment will be made to any payment made on that succeeding business day.

Determination closing price:

With respect to each underlying, the closing price of such underlying on any determination date other than the final determination date times the adjustment factor for such underlying on such determination date

Quarterly coupon:

Unless the securities have been previously redeemed, a quarterly coupon at an annual rate of 12.00% (corresponding to approximately $30.00 per quarter per security) is paid on each coupon payment date.

Coupon payment dates:

Quarterly, on February 8, 2023, May 8, 2023, August 8, 2023, November 8, 2023, February 8, 2024, May 8, 2024, August 8, 2024 and the maturity date; provided that if any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day.

Payment at maturity:	●If the final share price of each underlying is greater than or equal to its respective downside threshold level:	(i) the stated principal amount plus (ii) the quarterly coupon for the final quarterly interest period
●If the final share price of any underlying is less than its respective downside threshold level:

(i) the quarterly coupon for the final interest period plus (ii) the product of (a) the stated principal amount and (b) the share performance factor of the worst performing underlying.

Under these circumstances, investors will lose a significant portion, and may lose all, of their principal.

Share performance factor:	With respect to each underlying, the final share price divided by the initial share price
Adjustment factor:	With respect to each underlying, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying
Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $951.00 per security, or within $25.00 of that estimate. See “Investment Summary” on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$	$
Total	$	$	$

(1)Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $ for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)See “Use of proceeds and hedging” on page 29.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2020 Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due November 8, 2024

Payments on the RevCons Based on the Worst Performing of the Common Stock of Exxon Mobil Corporation, the Common Stock of Citigroup Inc. and the VanEck Vectors® Junior Gold Miners ETF

Principal at Risk Securities

Terms continued from previous page:
Determination dates and redemption threshold levels:

XOM Stock

Determination dates:

Applicable redemption threshold level

May 1, 2023

$100.719, which is 90% of its initial share price

August 1, 2023

$95.124, which is approximately 85% of its initial share price

November 1, 2023

$89.528, which is 80% of its initial share price

February 1, 2024

$83.933, which is approximately 75% of its initial share price

May 1, 2024

$78.337, which is 70% of its initial share price

August 1, 2024

$72.742, which is approximately 65% of its initial share price

C Stock

Determination dates:

Applicable redemption threshold level

May 1, 2023

$41.598, which is 90% of its initial share price

August 1, 2023

$39.287, which is 85% of its initial share price

November 1, 2023

$36.976, which is 80% of its initial share price

February 1, 2024

$34.665, which is 75% of its initial share price

May 1, 2024

$32.354, which is 70% of its initial share price

August 1, 2024

$30.043, which is 65% of its initial share price

GDXJ Shares

Determination dates:

Applicable redemption threshold level

May 1, 2023

$27.369, which is 90% of its initial share price

August 1, 2023

$25.849, which is approximately 85% of its initial share price

November 1, 2023

$24.328, which is 80% of its initial share price

February 1, 2024

$22.808, which is approximately 75% of its initial share price

May 1, 2024

$21.287, which is 70% of its initial share price

August 1, 2024

$19.767, which is approximately 65% of its initial share price

*The determination dates are subject to postponement for non-trading days and certain market disruption events.

Final determination date:	November 1, 2024, subject to postponement for non-trading days and certain market disruption events
Downside threshold level:

With respect to the XOM Stock, $55.955, which is equal to 50% of its initial share price

With respect to the C Stock, $23.11, which is equal to 50% of its initial share price

With respect to the GDXJ Shares, $15.205, which is equal to 50% of its initial share price

Initial share price:

With respect to the XOM Stock, $111.91, which is its closing price on November 1, 2022

With respect to the C Stock, $46.22, which is its closing price on November 1, 2022

With respect to the GDXJ Shares, $30.41, which is its closing price on November 1, 2022

Final share price:	With respect to each underlying, the closing price of such underlying on the final determination date times the adjustment factor for such underlying on such date
Worst performing underlying:	The underlying with the largest percentage decrease from the respective initial share price to the respective final share price
CUSIP / ISIN:	61774HJ90 / US61774HJ903
Listing:	The securities will not be listed on any securities exchange.

November 2022 Page 2

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due November 8, 2024

Payments on the RevCons Based on the Worst Performing of the Common Stock of Exxon Mobil Corporation, the Common Stock of Citigroup Inc. and the VanEck Vectors® Junior Gold Miners ETF

Principal at Risk Securities

Investment Summary

Worst of Fixed Coupon Auto-Callable RevCons

Principal at Risk Securities

The Worst of Fixed Coupon Auto-Callable RevConsSM due November 8, 2024 Payments on the RevCons Based on the Worst Performing of the Common Stock of Exxon Mobil Corporation, the Common Stock of Citigroup Inc. and the VanEck Vectors® Junior Gold Miners ETF, which we refer to as the securities, provide an opportunity for investors to earn a fixed quarterly coupon at an annual rate of 12.00%. In addition, if the determination closing price of each of the common stock of Exxon Mobil Corporation, the common stock of Citigroup Inc. and the VanEck Vectors® Junior Gold Miners ETF is greater than or equal to its respective then-applicable redemption threshold level on any quarterly determination date (beginning after six months), the securities will be automatically redeemed for an amount per security equal to the stated principal amount and the related quarterly coupon. However, if the securities are not automatically redeemed prior to maturity, the payment at maturity due on the securities will be, in addition to the final quarterly coupon, either (i) if the final share price of each underlying is greater than or equal to its respective downside threshold level, the stated principal amount, or (ii) if the final share price of any underlying is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying on a 1-to-1 basis and will receive a payment at maturity that reflects the full depreciation in the price of the worst performing underlying and that is significantly less than the stated principal amount of the securities and could be zero. Accordingly, investors could lose their entire initial investment in the securities. In addition, investors will not participate in the appreciation of any of the underlyings.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $951.00, or within $25.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the quarterly coupon rate, the redemption threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

November 2022 Page 3

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due November 8, 2024

Payments on the RevCons Based on the Worst Performing of the Common Stock of Exxon Mobil Corporation, the Common Stock of Citigroup Inc. and the VanEck Vectors® Junior Gold Miners ETF

Principal at Risk Securities

Key Investment Rationale

The securities offer investors an opportunity to earn a fixed quarterly coupon at an annual rate of 12.00%. The securities may be redeemed prior to maturity for the stated principal amount per security plus the applicable quarterly coupon, and the payment at maturity will vary depending on the final share price of each underlying, as follows:

Scenario 1

On any determination date (beginning after six months) other than the final determination date, the determination closing price of each underlying is greater than or equal to its respective then-applicable redemption threshold level.

￭The securities will be automatically redeemed for (i) the stated principal amount plus (ii) the quarterly coupon for the related quarterly interest period. No further payments will be made on the securities once they have been redeemed.

￭Investors will not participate in any appreciation of any underlying.

Scenario 2

The securities are not automatically redeemed prior to maturity, and the final share price of each underlying is greater than or equal to its respective downside threshold level.

￭The payment due at maturity will be (i) the stated principal amount plus (ii) the quarterly coupon for the final quarterly interest period.

￭Investors will not participate in any appreciation of any underlying.

Scenario 3

The securities are not automatically redeemed prior to maturity, and the final share price of any underlying is less than its respective downside threshold level.

￭The payment due at maturity will be (i) the quarterly coupon for the final interest period plus (ii) the product of (a) the stated principal amount and (b) the share performance factor of the worst performing underlying.

￭Investors will lose a significant portion, and may lose all, of their principal in this scenario.

November 2022 Page 4

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due November 8, 2024

Payments on the RevCons Based on the Worst Performing of the Common Stock of Exxon Mobil Corporation, the Common Stock of Citigroup Inc. and the VanEck Vectors® Junior Gold Miners ETF

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether the securities are redeemed early and the payment at maturity. The following examples are for illustrative purposes only. Whether the securities are redeemed early will be determined by reference to the determination closing price of each underlying on each quarterly determination date (beginning after six months) other than the final determination date, and the payment at maturity will be determined by reference to the final share price of each underlying on the final determination date. The actual initial share price, applicable redemption threshold levels and downside threshold level for each underlying are set forth on the cover of this document. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Quarterly coupon:	12.00% per annum (corresponding to approximately $30.00 per quarter per security)[1]
Payment at Maturity:

●If the final share price of each underlying is greater than or equal to its respective downside threshold level: (i) the stated principal amount plus (ii) the quarterly coupon for the final quarterly interest period.

●If the final share price of any underlying is less than its respective downside threshold level: (i) the quarterly coupon for the final interest period plus (ii) the product of (a) the stated principal amount and (b) the share performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount of the securities and could be zero

Stated Principal Amount:	$1,000 per security
Hypothetical Initial Share Price:	With respect to the XOM Stock: $100.00 With respect to the C Stock: $50.00 With respect to the GDXJ Shares: $30.00
Hypothetical Redemption Threshold Levels:

XOM Stock

Determination Date 1

$90.00, which is 90% of its initial share price

Determination Date 2

$85.00, which is 85% of its initial share price

Determination Date 3

$80.00, which is 80% of its initial share price

Determination Date 4

$75.00, which is 75% of its initial share price

Determination Date 5

$70.00, which is 70% of its initial share price

Determination Date 6

$65.00, which is 65% of its initial share price

C Stock

Determination Date 1

$45.00., which is 90% of its initial share price

Determination Date 2

$42.50, which is 85% of its initial share price

Determination Date 3

$40.00, which is 80% of its initial share price

Determination Date 4

$37.50, which is 75% of its initial share price

Determination Date 5

$35.00, which is 70% of its initial share price

Determination Date 6

$32.50, which is 65% of its initial share price

GDXJ Shares

Determination Date 1

$27.00, which is 90% of its initial share price

Determination Date 2

$25.50, which is 85% of its initial share price

Determination Date 3

$24.00, which is 80% of its initial share price

Determination Date 4

$22.50, which is 75% of its initial share price

Determination Date 5

$21.00, which is 70% of its initial share price

Determination Date 6

$19.50, which is 65% of its initial share price

Hypothetical Downside Threshold Level:

With respect to the XOM Stock: $50.00, which is 50% of its hypothetical initial share price

With respect to the C Stock: $25.00, which is 50% of its hypothetical initial share price

With respect to the GDXJ Shares: $15.00, which is 50% of its hypothetical initial share price

Hypothetical Adjustment Factor:	With respect to each underlying, 1.0

1 The actual quarterly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The quarterly coupon of $30.00 is used in these examples for ease of analysis.

How to determine whether the securities are redeemed early:

	Determination Closing Price			Early Redemption Amount*
	XOM Stock	C Stock	GDXJ Shares
Hypothetical Determination Date 1	$95.00 (at or above its then-applicable redemption threshold level)	$52.00 (at or above its then-applicable redemption threshold level)	$24.00 (below its then-applicable redemption threshold level)	N/A

November 2022 Page 5

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due November 8, 2024

Payments on the RevCons Based on the Worst Performing of the Common Stock of Exxon Mobil Corporation, the Common Stock of Citigroup Inc. and the VanEck Vectors® Junior Gold Miners ETF

Principal at Risk Securities

Hypothetical Determination Date 2	$87.00 (at or above its then-applicable redemption threshold level)	$48.00 (at or above its then-applicable redemption threshold level)	$27.00 (at or above its then-applicable redemption threshold level)	$1,030.00 (the stated principal amount plus the quarterly coupon for the related quarterly interest period)

* The Early Redemption Amount includes the unpaid quarterly coupon for the related quarterly interest period.

If, on any determination date (beginning after six months) other than the final determination date, the determination closing price of each underlying is greater than or equal to its respective then-applicable redemption threshold level, the securities will be automatically redeemed for an early redemption payment on the related early redemption date.

On hypothetical determination date 1, two underlyings close at or above their respective then-applicable redemption threshold levels, but the other underlying closes below its respective then-applicable redemption threshold level. Therefore, the securities are not redeemed early on such determination date.

On hypothetical determination date 2, each underlying closes at or above its respective then-applicable redemption threshold level. Accordingly, the securities are automatically redeemed following such determination date. You receive the early redemption payment, calculated as follows:

stated principal amount + quarterly coupon = $1,000 + $30.00 = $1,030.00.

No further payments will be made on the securities once they have been redeemed. Additionally, investors will not participate in any appreciation of any underlying.

The securities will not be redeemed early if the determination closing price of any underlying is less than the then-applicable redemption threshold level for such underlying on the related determination date.

How to determine the payment at maturity:

In the following examples, the determination closing price of one or more underlyings is less than its respective then-applicable redemption threshold level on each determination date prior to the final determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final Share Price			Payment at Maturity (in addition to the quarterly coupon of $30.00 with respect to the final quarterly interest period)
	XOM Stock	C Stock	GDXJ Shares
Example 1:	$125.00 (at or above its downside threshold level)	$60.00 (at or above its downside threshold level)	$45.00 (at or above its downside threshold level)	$1,000 (the stated principal amount)
Example 2:	$40.00 (below its downside threshold level)	$40.00 (at or above its downside threshold level)	$25.00 (at or above its downside threshold level)	$1,000 × share performance factor of the worst performing underlying= $1,000 × ($40.00 / $100.00) = $400.00
Example 3:	$70.00 (at or above its downside threshold level)	$20.00 (below its downside threshold level)	$6.00 (below its downside threshold level)	$1,000 × share performance factor of the worst performing underlying= $1,000 × ($6.00 / $30.00) = $200.00

November 2022 Page 6

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due November 8, 2024

Payments on the RevCons Based on the Worst Performing of the Common Stock of Exxon Mobil Corporation, the Common Stock of Citigroup Inc. and the VanEck Vectors® Junior Gold Miners ETF

Principal at Risk Securities

Example 4:	$45.00 (below its downside threshold level)	$15.00 (below its downside threshold level)	$35.00 (at or above its downside threshold level)	$1,000 × share performance factor of the worst performing underlying= $1,000 × ($15.00 / $50.00) = $300.00
Example 5:	$30.00 (below its downside threshold level)	$20.00 (below its downside threshold level)	$6.00 (below its downside threshold level)	$1,000 × share performance factor of the worst performing underlying= $1,000 × ($6.00 / $30.00) = $200.00

In example 1, the final share prices of the XOM Stock, the C Stock and the GDXJ Shares are all at or above their respective downside threshold levels. Therefore, investors receive the stated principal amount of the securities at maturity. Investors do not participate in the appreciation of any underlying.

In example 2, the final share prices of the C Stock and the GDXJ Shares are above their respective downside threshold levels, but the final share price of the XOM Stock is below its downside threshold level. Therefore, even though the C Stock and the GDXJ Shares have appreciated in their values, investors are exposed to the downside performance of the XOM Stock, which is the worst performing underlying in this example, and receive a payment at maturity that is significantly less than the stated principal amount.

In examples 3 and 4, the final share price of one underlying is at or above its downside threshold level, but the final share prices of the other underlyings are below their respective downside threshold levels. Therefore, investors are exposed to the downside performance of the worst performing underlying at maturity.

In example 3, the C Stock has declined 60% from its initial share price to its final share price, while the GDXJ Shares have declined 80% from the initial share price to the final share price. Therefore, investors are exposed to the downside performance of the GDXJ Shares, which represent the worst performing underlying in this example, and receive a payment at maturity that is significantly less than the stated principal amount.

In example 4, the XOM Stock has declined 55% from its initial share price to its final share price, while the C Stock has declined 70% from its initial share price to its final share price. Therefore, investors are exposed to the downside performance of the C Stock, which is the worst performing underlying in this example, and receive a payment at maturity that is significantly less than the stated principal amount.

In example 5, the final share prices of the XOM Stock, the C Stock and the GDXJ Shares are all below their respective downside threshold levels. In this example, the XOM Stock has declined 70% from its initial share price to its final share price, the C Stock has declined 60% from its initial share price to its final share price while the GDXJ Shares have declined 80% from the initial share price. Therefore, investors are exposed to the downside performance of the GDXJ Shares, which represent the worst performing underlying in this example, and receive a payment at maturity that is significantly less than the stated principal amount.

If the final share price of any underlying is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying at maturity. Under these circumstances, the payment at maturity will be significantly less than the principal amount of the securities and that could be zero.

November 2022 Page 7

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due November 8, 2024

Payments on the RevCons Based on the Worst Performing of the Common Stock of Exxon Mobil Corporation, the Common Stock of Citigroup Inc. and the VanEck Vectors® Junior Gold Miners ETF

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. You should also consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final share price of any underlying is less than its respective downside threshold level, you will be exposed to the decline in the closing price of the worst performing underlying, as compared to the initial share price, on a 1-to-1 basis and you will receive a payment at maturity that is less than 50% of the stated principal amount and could be zero.

￭Investors will not participate in any appreciation in the price of any underlying. Investors will not participate in any appreciation in the price of any underlying from its respective initial share price, and the return on the securities will be limited to the quarterly coupon that is paid for each quarterly interest period.

￭The automatic early redemption feature may limit the term of your investment to approximately six months. If the securities are redeemed early, you may not be able to reinvest at comparable terms or returns. The term of your investment in the securities may be limited to as short as approximately six months by the automatic early redemption feature of the securities. The securities will be redeemed when the determination closing price of each underlying is greater than equal to its respective then-applicable redemption threshold level on any quarterly determination date (beginning after six months). If the securities are redeemed prior to maturity, you will receive no more quarterly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the six months of the term of the securities.

￭The market price will be influenced by many unpredictable factors. Several factors will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. Although we expect that generally the closing prices of the underlyings on any day, including in relation to the respective downside threshold levels, will affect the value of the securities more than any other single factor, other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlyings and of the securities composing the Global Junior Gold Miners Index (the “share underlying index”),

odividend rates on the XOM Stock and the C Stock,

ointerest and yield rates in the market,

otime remaining until the securities mature,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlyings and which may affect the final share prices of the underlyings,

othe occurrence of certain events affecting the underlyings that may or may not require an adjustment to the adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

The prices of the underlyings may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Exxon Mobil Corporation Overview,” “Citigroup Inc. Overview” and “VanEck Vectors® Junior Gold Miners ETF Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per security if you try to sell your securities prior to maturity.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts

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Principal at Risk Securities

due on the securities on each coupon payment date, upon automatic redemption or at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the securities is not equivalent to investing in the underlyings or the securities composing the share underlying index. Investing in the securities is not equivalent to investing in the underlyings, the share underlying index or the securities that constitute the share underlying index. Investors in the securities will not participate in any appreciation in the underlyings, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlyings or the stocks that constitute the share underlying index. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of the XOM Stock, the C Stock or the securities composing the share underlying index and received the dividends paid or distributions made on them.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to

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Principal at Risk Securities

our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers will carry out hedging activities related to the securities (and to other instruments linked to the underlyings), including trading in the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to November 1, 2022 could increase the initial share price of an underlying, and, as a result, could potentially increase (i) the applicable redemption threshold level for such underlying, which is the level at or above which such underlying must close on the applicable determination date in order for the securities to be redeemed (depending also on the performance of the other underlyings), and (ii) the downside threshold level for such underlying, which, if the securities are not redeemed prior to maturity, is the price at or above which the underlying must close in order for you to avoid being exposed to the negative price performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities could potentially affect the price of any underlying on the determination dates, and, accordingly, whether the securities are automatically called prior to maturity, and, if the securities are not called prior to maturity, the payout to you at maturity, if any.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share prices, the applicable redemption threshold levels, the downside threshold levels and the final share prices, whether the securities will be redeemed following any determination date, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factors and the payment that you will receive upon an automatic early redemption or at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or nonoccurrence of market disruption events and certain adjustments to the adjustment factors. These potentially subjective determinations may affect the payout to you upon an automatic early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information―Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a unit consisting of (i) a Put Right (as defined below under “Additional Information―Tax considerations”) written by you to us that, if exercised, requires you to pay to us an amount equal to the Deposit (as defined below under “Additional Information―Tax considerations”), in exchange for a cash amount based on the performance of the worst performing underlying, and (ii) a Deposit with us of a fixed amount of cash to secure your obligation under the Put Right. Alternative U.S. federal income tax treatments of the securities are possible, and if the Internal Revenue Service (the “IRS”)

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Principal at Risk Securities

were successful in asserting such an alternative tax treatment for the securities the timing and the character of income on the securities might differ significantly from the tax treatment described herein. For example, the IRS could seek to treat the securities as debt instruments subject to Treasury regulations governing contingent payment debt instruments. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss (including whether the entire coupon on the securities should be required to be included currently as ordinary income) and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax.

Non-U.S. Holders should note that we currently do not intend to withhold on any payments made with respect to the securities to Non-U.S. Holders (subject to compliance by such holders with certification necessary to establish an exemption from withholding and to the discussion under “Additional Information―Tax considerations—FATCA”). However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we may decide to withhold on payments made with respect to the securities to Non-U.S. Holders and will not be required to pay any additional amounts with respect to amounts withheld.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the IRS notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each underlying. Your return on the securities is not linked to a basket consisting of the three underlyings. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. If the securities are not automatically redeemed prior to maturity and any underlying has declined to below its respective downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying over the term of the securities on a 1-to-1 basis, even if the other underlyings have appreciated or have not declined as much. Under this scenario, the value of the payment at maturity will be less than 50% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each underlying.

￭No affiliation with Exxon Mobil Corporation or Citigroup Inc. Exxon Mobil Corporation and Citigroup Inc. are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Exxon Mobil Corporation or Citigroup Inc. in connection with this offering.

￭We may engage in business with or involving Exxon Mobil Corporation or Citigroup Inc. without regard to your interests. We or our affiliates may presently or from time to time engage in business with Exxon Mobil Corporation or Citigroup Inc. without regard to your interests and thus may acquire non-public information about the underlying issuers. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Exxon Mobil Corporation or Citigroup Inc., which may or may not recommend that investors buy or hold the underlying(s).

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the XOM Stock and the C Stock. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the XOM Stock and the C Stock, such as stock splits, stock dividends and extraordinary

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Principal at Risk Securities

dividends, and certain other corporate actions involving the issuers of the XOM Stock and the C Stock, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the XOM Stock and the C Stock. For example, the calculation agent is not required to make any adjustments if the issuers of the XOM Stock and the C Stock or anyone else makes a partial tender or partial exchange offer for the XOM Stock and the C Stock, nor will adjustments be made following the final determination date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the XOM Stock and the C Stock by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the securities and your return on the securities may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before the final determination date, this may decrease the final share price of an underlying to be less than the downside threshold level (resulting in a loss of a significant portion of all of your investment in the securities), materially and adversely affecting your return.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the GDXJ Shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the GDXJ Shares. However, the calculation agent will not make an adjustment for every event that could affect the GDXJ Shares. If an event occurs that does not require the calculation agent to adjust the applicable adjustment factor, the market price of the securities may be materially and adversely affected.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the gold and silver mining industry. The securities are subject to certain risks applicable to the gold and silver mining industry. The stocks included in the MVIS® Global Junior Gold Miners Index and that are generally tracked by the GDXJ Shares are stocks of companies primarily engaged in the mining of gold or silver. The underlying may be subject to increased price volatility as they are linked to a single industry, market or sector and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that industry, market or sector.

Because the GDXJ Shares primarily invest in stocks, American Depositary Receipts (“ADRs”) and Global Depositary Receipts (“GDRs”) of companies that are involved in the gold mining industry, they are subject to certain risks associated with such companies.

Competitive pressures may have a significant effect on the financial condition of companies in the gold mining industry. Also, gold mining companies are highly dependent on the price of gold. Gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors. These include economic factors, including, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold, levels of gold production and production costs, and short-term changes in supply and demand because of trading activities in the gold market.

The GDXJ Shares invest to a lesser extent in stocks, ADRs and GDRs of companies involved in the silver mining industry. Silver mining companies are highly dependent on the price of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries such as Mexico and Peru. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above-ground inventories of silver may also influence the market.

￭There are risks associated with investments in securities linked to the value of foreign equity securities. The price of the GDXJ Shares tracks the performance of the MVIS® Global Junior Gold Miners Index, which includes components that are foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in

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Principal at Risk Securities

those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

￭The prices of the GDXJ Shares are subject to currency exchange risk. Because the prices of the GDXJ Shares are related to the U.S. dollar value of stocks underlying the MVIS® Global Junior Gold Miners Index, respectively, holders of the securities will be exposed to currency exchange rate risk with respect to the currencies in which such component securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each currency. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the MVIS® Global Junior Gold Miners Index, the price of the relevant underlying will be adversely affected.

￭The securities are linked to the VanEck Vectors® Junior Gold Miners ETF and are subject to risks associated with small-capitalization companies. As the VanEck Vectors® Junior Gold Miners ETF is one of the underlyings, and the VanEck Vectors® Junior Gold Miners ETF consists of shares issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater share price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the VanEck Vectors® Junior Gold Miners ETF may be more volatile than funds that consist of shares issued by large-capitalization companies. Share prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the shares of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭Adjustments to the GDXJ Shares or to the share underlying index could adversely affect the value of the securities. The investment advisor to the VanEck Vectors® Junior Gold Miners ETF, VanEck Associates Corporation (the “Investment Advisor”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the share underlying index. Pursuant to its investment strategy or otherwise, the Investment Advisor may add, delete or substitute the stocks composing the VanEck Vectors® Junior Gold Miners ETF. Any of these actions could adversely affect the price of the GDXJ Shares and, consequently, the value of the securities. The share underlying index publisher is responsible for calculating and maintaining the share underlying index. The share underlying index publisher may add, delete or substitute the securities constituting the share underlying index or make other methodological changes that could change the value of the share underlying index, and, consequently, the price of the GDXJ Shares and the value of the securities. The share underlying index publisher may discontinue or suspend calculation or publication of the share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

￭The performance and market price of the GDXJ Shares, particularly during periods of market volatility, may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the GDXJ Shares. The GDXJ Shares do not fully replicate the share underlying index and may hold securities that are different than those included in the share underlying index. In addition, the performance of the GDXJ Shares will reflect additional transaction costs and fees that are not included in the

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Principal at Risk Securities

calculation of the share underlying index. All of these factors may lead to a lack of correlation between the performance of GDXJ Shares and the share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the GDXJ Shares may impact the variance between the performances of GDXJ Shares and the share underlying index. Finally, because the shares of the GDXJ Shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the GDXJ Shares may differ from the net asset value per share of the GDXJ Shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the GDXJ Shares may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of the GDXJ Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the GDXJ Shares, and their ability to create and redeem shares of the GDXJ Shares may be disrupted. Under these circumstances, the market price of shares of the GDXJ Shares may vary substantially from the net asset value per share of the GDXJ Shares or the level of the share underlying index.

For all of the foregoing reasons, the performance of the GDXJ Shares may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the GDXJ Shares. Any of these events could materially and adversely affect the price of the shares of the GDXJ Shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final observation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the GDXJ Shares on the final observation date, even if the GDXJ Shares’ shares are underperforming the share underlying index or the component securities of the share underlying index and/or trading below the net asset value per share of the GDXJ Shares.

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Payments on the RevCons Based on the Worst Performing of the Common Stock of Exxon Mobil Corporation, the Common Stock of Citigroup Inc. and the VanEck Vectors® Junior Gold Miners ETF

Principal at Risk Securities

Exxon Mobil Corporation Overview

Exxon Mobil Corporation operates petroleum and petrochemicals businesses on a worldwide basis. The XOM Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Exxon Mobil Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-02256 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Exxon Mobil Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the XOM Stock is accurate or complete.

Information as of market close on November 1, 2022:

Bloomberg Ticker Symbol:	XOM
Exchange:	NYSE
Current Stock Price:	$111.91
52 Weeks Ago:	$65.63
52 Week High (on 11/1/2022):	$111.91
52 Week Low (on 12/20/2021):	$59.16
Current Dividend Yield:	3.27%

The following table sets forth the published high and low closing prices of, as well as dividends on, the XOM Stock for each quarter from January 1, 2019 through November 1, 2022. The closing price of the XOM Stock on November 1, 2022 was $111.91. The associated graph shows the closing prices of the XOM Stock for each day from January 1, 2017 through November 1, 2022. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the underlying stock may have been adjusted for stock splits and other corporate events. The historical performance of the XOM Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the XOM Stock at any time, including on the determination dates.

Common Stock of Exxon Mobil Corporation (CUSIP 30231G102)	High ($)	Low ($)	Dividends ($)
2019
First Quarter	81.79	68.62	0.82
Second Quarter	83.38	70.77	0.87
Third Quarter	77.63	67.19	0.87
Fourth Quarter	73.09	66.70	0.87
2020
First Quarter	70.90	31.45	0.87
Second Quarter	54.74	37.53	0.87
Third Quarter	44.97	34.28	0.87
Fourth Quarter	44.01	31.57	0.87
2021
First Quarter	61.97	41.50	0.87
Second Quarter	64.66	55.27	0.87
Third Quarter	63.26	52.73	0.87
Fourth Quarter	66.36	59.16	0.88
2022
First Quarter	87.78	63.54	0.88
Second Quarter	104.59	82.26	0.88
Third Quarter	100.12	83.14	0.88
Fourth Quarter (through November 1, 2022)	111.91	91.92	-

We make no representation as to the amount of dividends, if any, that Exxon Mobil Corporation may pay in the future. In any event, as an investor in the Worst of Fixed Coupon Auto-Callable RevCons, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Exxon Mobil Corporation.

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Payments on the RevCons Based on the Worst Performing of the Common Stock of Exxon Mobil Corporation, the Common Stock of Citigroup Inc. and the VanEck Vectors® Junior Gold Miners ETF

Principal at Risk Securities

Common Stock of Exxon Mobil Corporation – Daily Closing Prices January 1, 2017 to November 1, 2022

This document relates only to the securities offered hereby and does not relate to the XOM Stock or other securities of Exxon Mobil Corporation. We have derived all disclosures contained in this document regarding Exxon Mobil Corporation stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Exxon Mobil Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Exxon Mobil Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XOM Stock (and therefore the price of the XOM Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Exxon Mobil Corporation could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the XOM Stock.

November 2022 Page 16

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due November 8, 2024

Payments on the RevCons Based on the Worst Performing of the Common Stock of Exxon Mobil Corporation, the Common Stock of Citigroup Inc. and the VanEck Vectors® Junior Gold Miners ETF

Principal at Risk Securities

Citigroup Inc. Overview

Citigroup Inc. is a financial services holding company. The C Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Information provided to or filed with the Securities and Exchange Commission by Citigroup Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-09924 through the Securities and Exchange Commission’s website at www.sec.gov.  In addition, information regarding Citigroup Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the C Stock is accurate or complete.

Information as of market close on November 1, 2022:

Bloomberg Ticker Symbol:	C
Exchange:	NYSE
Current Stock Price:	$46.22
52 Weeks Ago:	$69.61
52 Week High (on 11/1/2021):	$69.61
52 Week Low (on 10/11/2022):	$40.45
Current Dividend Yield:	4.41%

The following table sets forth the published high and low closing prices of, as well as dividends on, the C Stock for each quarter from January 1, 2019 through November 1, 2022. The closing price of the C Stock on November 1, 2022 was $46.22. The associated graph shows the closing prices of the C Stock for each day from January 1, 2017 through November 1, 2022. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the underlying stock may have been adjusted for stock splits and other corporate events. The historical performance of the C Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the C Stock at any time, including on the determination dates.

Common Stock of Citigroup Inc. (CUSIP 172967424)	High ($)	Low ($)	Dividends ($)
2019
First Quarter	65.93	52.56	0.45
Second Quarter	71.03	62.15	0.45
Third Quarter	73.01	61.32	0.51
Fourth Quarter	79.89	66.26	0.51
2020
First Quarter	81.91	35.39	0.51
Second Quarter	61.24	37.49	0.51
Third Quarter	53.76	41.85	0.51
Fourth Quarter	61.66	41.13	0.51
2021
First Quarter	75.18	57.99	0.51
Second Quarter	79.86	67.61	0.51
Third Quarter	74.30	65.08	0.51
Fourth Quarter	72.53	58.28	0.51
2022
First Quarter	67.84	53.40	0.51
Second Quarter	54.09	45.69	0.51
Third Quarter	54.38	41.67	0.51
Fourth Quarter (through November 1, 2022)	46.22	40.45	-

We make no representation as to the amount of dividends, if any, that Citigroup Inc. may pay in the future. In any event, as an investor in the Worst of Fixed Coupon Auto-Callable RevCons, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Citigroup Inc.

November 2022 Page 17

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due November 8, 2024

Payments on the RevCons Based on the Worst Performing of the Common Stock of Exxon Mobil Corporation, the Common Stock of Citigroup Inc. and the VanEck Vectors® Junior Gold Miners ETF

Principal at Risk Securities

Common Stock of Citigroup Inc. – Daily Closing Prices January 1, 2017 to November 1, 2022

This document relates only to the securities offered hereby and does not relate to the C Stock or other securities of Citigroup Inc. We have derived all disclosures contained in this document regarding Citigroup Inc. stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Citigroup Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Citigroup Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the C Stock (and therefore the price of the C Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Citigroup Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the C Stock.

November 2022 Page 18

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due November 8, 2024

Payments on the RevCons Based on the Worst Performing of the Common Stock of Exxon Mobil Corporation, the Common Stock of Citigroup Inc. and the VanEck Vectors® Junior Gold Miners ETF

Principal at Risk Securities

VanEck Vectors® Junior Gold Miners ETF Overview

The VanEck Vectors® Junior Gold Miners ETF is an exchange-traded fund that seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded small-capitalization companies involved primarily in the mining of gold or silver, as measured by the MVIS® Global Junior Gold Miners Index. VanEck Vectors® ETF Trust (the “Trust”) is an investment portfolio managed by VanEck. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-123257 and 811-10325, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the VanEck Vectors® Junior Gold Miners ETF is accurate or complete.

Information as of market close on November 1, 2022:

Bloomberg Ticker Symbol:	GDXJ UP
Current Share Price:	$30.41
52 Weeks Ago:	$43.65
52 Week High (on 4/14/2022):	$51.03
52 Week Low (on 9/26/2022):	$26.13

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the GDXJ Shares for each quarter from January 1, 2019 through November 1, 2022.   The closing price of the GDXJ Shares on November 1, 2022 was $30.41.  The associated graph shows the closing prices of the GDXJ Shares for each day from January 1, 2017 through November 1, 2022.  We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The historical performance of the GDXJ Shares should not be taken as an indication of its future performance, and no assurance can be given as to the price of the GDXJ Shares at any time, including on the determination dates.

VanEck Vectors® Junior Gold Miners ETF (CUSIP 92189F791)	High ($)	Low ($)	Period End ($)
2019
First Quarter	34.41	29.33	31.73
Second Quarter	35.60	27.95	34.96
Third Quarter	42.74	33.23	36.26
Fourth Quarter	42.37	35.78	42.26
2020
First Quarter	44.97	22.17	28.10
Second Quarter	49.58	29.18	49.58
Third Quarter	64.05	49.13	55.36
Fourth Quarter	59.64	48.10	54.24
2021
First Quarter	58.14	43.55	45.01
Second Quarter	55.18	45.83	46.75
Third Quarter	47.46	37.42	38.34
Fourth Quarter	47.99	38.35	41.93
2022
First Quarter	48.56	37.13	46.87
Second Quarter	51.03	32.00	32.00
Third Quarter	34.72	26.13	29.46
Fourth Quarter (through November 1, 2022)	31.93	27.75	30.41

November 2022 Page 19

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due November 8, 2024

Payments on the RevCons Based on the Worst Performing of the Common Stock of Exxon Mobil Corporation, the Common Stock of Citigroup Inc. and the VanEck Vectors® Junior Gold Miners ETF

Principal at Risk Securities

VanEck Vectors® Junior Gold Miners ETF – Daily Closing Prices January 1, 2017 to November 1, 2022

This document relates only to the securities offered hereby and does not relate to the GDXJ Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the GDXJ Shares (and therefore the price of the GDXJ Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the GDXJ Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the GDXJ Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a prospective purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the GDXJ Shares.

MVIS® Global Junior Gold Miners Index. The MVIS® Global Junior Gold Miners Index is a modified market capitalization-based index intended to track the performance of the most liquid small-capitalization companies in the global gold and silver mining industry. As of September 30, 2022, the MVIS® Global Junior Gold Miners Index included 95 component stocks in the materials industry.

November 2022 Page 20

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due November 8, 2024

Payments on the RevCons Based on the Worst Performing of the Common Stock of Exxon Mobil Corporation, the Common Stock of Citigroup Inc. and the VanEck Vectors® Junior Gold Miners ETF

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement or prospectus, the terms described herein shall control.
Day count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Interest period:

The quarterly period from and including the original issue date (in the case of the first interest period) or the previously scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Record date:

The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any quarterly coupon payable at maturity or upon redemption shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.

Underlying issuer:	With respect to the XOM Stock, Exxon Mobil Corporation With respect to the C Stock, Citigroup Inc.
Share underlying index:	With respect to the GDXJ Shares, the MVIS® Global Junior Gold Miners Index
Share underlying index publisher:	With respect to the GDXJ Shares, MVIS® Investable Indices, or any successor thereof.
Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Postponement of maturity date:

If the scheduled final determination date is not a trading day or if a market disruption event with respect to any underlying occurs on that day so that the final determination date for any underlying is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following that final determination date as postponed.

Postponement of coupon payment dates:	If a coupon payment date (including the maturity date) is postponed, no adjustment shall be made to any quarterly coupon paid on that postponed date.
Antidilution adjustments:

Solely with respect to each of the XOM Stock and the C Stock, the following replaces in its entirety the portion of the section entitled “Antidilution Adjustments” in the accompanying product supplement for auto-callable securities from the start of paragraph 5 to the end of such section.

5. If, with respect to one or more underlyings, (i) there occurs any reclassification or change of such underlying, including, without limitation, as a result of the issuance of any tracking stock by the underlying issuer for such underlying, (ii) such underlying issuer or any surviving entity or subsequent surviving entity of such underlying issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of such underlying issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) such underlying issuer is liquidated, (v) such underlying issuer issues to all of its shareholders equity securities of an issuer other than such underlying issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of such underlying (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining whether an early redemption has occurred and the amount payable upon an early redemption or at maturity for each security will be as follows:

●Upon any determination date following the effective date of a reorganization event and prior to the final determination date: If the exchange property value (as defined below) is greater than or equal to the then-applicable redemption threshold level for the affected underlying, and the determination closing prices (or exchange property values, if applicable) of the other underlyings are also greater than or equal to their respective then-applicable redemption threshold levels, the securities will be automatically redeemed for an early redemption payment.

●Upon the final determination date, if the securities have not previously been automatically redeemed: You will receive for each security that you hold a payment at maturity equal to:

➢If the exchange property value on the final determination date is greater than or equal to the respective downside threshold level, and the final share prices of the other underlyings (or exchange property values, as applicable) are also greater than their respective downside threshold levels: (i) the stated principal amount plus (ii) the quarterly coupon for the final quarterly interest period.

➢If the exchange property value on the final determination date is less than the respective downside threshold level, or if the final share price(s) (or exchange property value(s), if applicable) of any other underlying is less than its respective downside threshold level: the quarterly coupon for the final interest period plus:

November 2022 Page 21

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due November 8, 2024

Payments on the RevCons Based on the Worst Performing of the Common Stock of Exxon Mobil Corporation, the Common Stock of Citigroup Inc. and the VanEck Vectors® Junior Gold Miners ETF

Principal at Risk Securities

➢If the worst performing underlying has not undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by the (ii) share performance factor of the worst performing underlying.

➢If the worst performing underlying has undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying. For purposes of determining the share performance factor of the worst performing underlying, the final share price of such worst performing underlying will be deemed to equal the per-share cash value, determined as of the final determination date, of the securities, cash or any other assets distributed to holders of the worst performing underlying in or as a result of any such reorganization event, including (A) in the case of the issuance of tracking stock, the reclassified share of such worst performing underlying, (B) in the case of a spin-off event, the share of such worst performing underlying with respect to which the spun-off security was issued, and (C) in the case of any other reorganization event where such worst performing underlying continues to be held by the holders receiving such distribution, such worst performing underlying (collectively, the “exchange property”).

If exchange property includes a cash component, investors will not receive any interest accrued on such cash component. In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the then-applicable redemption threshold level or less than the downside threshold level, or for determining the worst performing underlying, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the calculation agent, as of the date of receipt, of such cash received for one share of such underlying, as adjusted by the adjustment factor at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of such underlying, as adjusted by the adjustment factor at the time of such reorganization event and (z) for any security received in any such reorganization event, an amount equal to the determination closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of such underlying, as adjusted by the adjustment factor at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this offering document and in the related product supplement with respect to the securities to such “underlying” shall be deemed to refer to the exchange property and references to a “share” or “shares” of such underlying shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

No adjustment to an adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to an adjustment factor will be made up to the close of business on the final determination date.

No adjustments to an adjustment factor or method of calculating the adjustment factor will be required other than those specified above. The adjustments specified above do not cover all events that could affect the determination closing price or the final share price of such underlying, including, without limitation, a partial tender or exchange offer for such underlying.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to an adjustment factor or method of calculating an adjustment factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to an adjustment factor or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above upon written request by any investor in the securities.

Trustee:	The Bank of New York Mellon

November 2022 Page 22

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due November 8, 2024

Payments on the RevCons Based on the Worst Performing of the Common Stock of Exxon Mobil Corporation, the Common Stock of Citigroup Inc. and the VanEck Vectors® Junior Gold Miners ETF

Principal at Risk Securities

Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as quarterly coupon with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due with respect to the quarterly coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

November 2022 Page 23

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due November 8, 2024

Payments on the RevCons Based on the Worst Performing of the Common Stock of Exxon Mobil Corporation, the Common Stock of Citigroup Inc. and the VanEck Vectors® Junior Gold Miners ETF

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Listing:	The securities will not be listed on any securities exchange.
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of ownership and disposition of the securities. This discussion applies only to initial investors in the securities who:

•purchase the securities at their “issue price,” which will equal the first price at which a substantial amount of the securities is sold to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and

•hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•certain financial institutions;

•insurance companies;

•dealers and certain traders in securities or commodities;

•investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•regulated investment companies;

•real estate investment trusts; or

•tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security, under current law, for U.S. federal income tax purposes, as a unit consisting of the following:

November 2022 Page 24

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due November 8, 2024

Payments on the RevCons Based on the Worst Performing of the Common Stock of Exxon Mobil Corporation, the Common Stock of Citigroup Inc. and the VanEck Vectors® Junior Gold Miners ETF

Principal at Risk Securities

(i)  a put right (the “Put Right”) written by you to us that, if exercised, requires you to pay us an amount equal to the Deposit (as defined below) in exchange for a cash amount based on the performance of the worst performing underlying; and

(ii)  a deposit with us of a fixed amount of cash, equal to the issue price, to secure your obligation under the Put Right (the “Deposit”) that pays interest based on our cost of borrowing at the time of issuance (the “Yield on the Deposit”).

Based on the treatment set forth above, a portion of the coupon on the securities will be treated as the Yield on the Deposit, and the remainder will be attributable to the premium on the Put Right (the “Put Premium”). The Yield on the Deposit will be determined by us as of the pricing date and set forth in the applicable pricing supplement.

We will allocate 100% of the issue price of the securities to the Deposit and none to the Put Right. Our allocation of the issue price between the Put Right and the Deposit will be binding on you, unless you timely and explicitly disclose to the Internal Revenue Service (the “IRS”) that your allocation is different from ours. This allocation is not, however, binding on the IRS or a court.

No statutory, judicial or administrative authority directly addresses the treatment of the securities or instruments similar to the securities for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the securities. Significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain, and no assurance can be given that the IRS or a court will agree with the tax treatment described herein. In the opinion of our counsel, Davis Polk & Wardwell LLP, the treatment of the securities described above is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities (including alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment and the allocation described above.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•a citizen or individual resident of the United States;

•a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities and allocation of the issue price as set forth above are respected, the following U.S. federal income tax consequences should result.

Coupon Payments on the Securities. Under the characterization described above under “—General,” only a portion of the coupon payments on the securities will be attributable to the Yield on the Deposit. The remainder of the coupon payments will represent payments attributable to the Put Premium. To the extent attributable to the Yield on the Deposit, coupon payments on the securities should generally be taxable to a U.S. Holder as ordinary interest income at the time accrued or received, in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.

The Put Premium will not be taxable to a U.S. Holder upon receipt but will be accounted for as described below.

Tax Basis. Based on our determination set forth above, the U.S. Holder’s initial tax basis in the Deposit will be 100% of the issue price. The determination of gain or loss with respect to the Put Right is described below.

Receipt of Stated Principal Amount in Cash upon Settlement of the Securities. If a U.S. Holder receives the stated principal amount of a security in cash (excluding cash attributable to coupon payments on the security, which would be taxed as described above under “—Coupon Payments on the Securities”), the Put Right will be deemed to have expired unexercised. In such case, the U.S. Holder will not recognize any gain upon the return of the Deposit, but will recognize the total amount of Put Premium received by the U.S.

November 2022 Page 25

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due November 8, 2024

Payments on the RevCons Based on the Worst Performing of the Common Stock of Exxon Mobil Corporation, the Common Stock of Citigroup Inc. and the VanEck Vectors® Junior Gold Miners ETF

Principal at Risk Securities

Holder over the term of the securities (including Put Premium received upon settlement) as short-term capital gain at such time.

Receipt of a Cash Amount Based on the Performance of the Worst Performing Underlying upon Maturity of the Securities. If a U.S. Holder receives an amount of cash (excluding cash attributable to coupon payments on the securities, which would be taxed as described above under “—Coupon Payments on the Securities”) that is less than the stated principal amount of the securities, the Put Right will be deemed to have been exercised and the U.S. Holder will be deemed to have applied the Deposit toward the cash settlement of the Put Right. In such case, the U.S. Holder will not recognize any gain or loss in respect of the Deposit, but will recognize short-term capital gain or loss in an amount equal to the difference between (i) the amount of cash received by the U.S. Holder at maturity (excluding cash attributable to coupon payments on the securities), plus the total Put Premium received by the U.S. Holder over the term of the securities (including the Put Premium received at maturity) and (ii) the Deposit.

Sale or Exchange of the Securities Prior to Settlement. Upon the sale or exchange of a security, a U.S. Holder will generally recognize long-term capital gain or loss with respect to the Deposit if the U.S. Holder has held the securities for more than one year at the time of such sale or exchange and short-term capital gain or loss otherwise. The U.S. Holder will also generally recognize short-term capital gain or loss with respect to the Put Right. For the purpose of determining such gain or loss, a U.S. Holder should apportion the amount realized on the sale or exchange of a security (excluding any amount attributable to accrued but unpaid Yield on the Deposit, which would be taxed as described under “—Coupon Payments on the Securities”) between the Deposit and the Put Right based on their respective values on the date of such sale or exchange. The amount of capital gain or loss on the Deposit will equal the amount realized that is attributable to the Deposit, less the U.S. Holder’s adjusted tax basis in the Deposit. The amount realized that is attributable to the Put Right, together with the total Put Premium received by the U.S. Holder over the term of the security, will be treated as short-term capital gain.

If the value of the Deposit on the date of such sale or exchange exceeds the total amount realized on the sale or exchange of the security, the U.S. Holder will be treated as having (i) sold or exchanged the Deposit for an amount equal to its value on that date and (ii) made a payment (the “Put Right Assumption Payment”) to the purchaser of the security equal to the amount of such excess, in exchange for the purchaser’s assumption of the U.S. Holder’s rights and obligations under the Put Right. In such a case, the U.S. Holder will recognize short-term capital gain or loss in respect of the Put Right in an amount equal to the total Put Premium received by the U.S. Holder over the term of the security, less the amount of the Put Right Assumption Payment deemed to be made by the U.S. Holder.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper characterization of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to treat a security or the Deposit as a debt instrument subject to Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”).

If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities or to the Deposit, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue interest income as original issue discount, subject to adjustments, at a “comparable yield” based on our cost of borrowing. Furthermore, if the securities or Deposit were treated as contingent payment debt instruments, any gain realized with respect to the securities or the Deposit would generally be treated as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Even if the Contingent Debt Regulations do not apply to the securities, other alternative U.S. federal income tax characterizations or treatments of the securities are also possible, which if applied could significantly affect the timing and character of the income or loss with respect to the securities. It is possible, for example, that a security could be treated as constituting an “open transaction” with the result that the coupon payments on the securities might not be accounted for separately as giving rise to income to U.S. Holders until the sale, exchange or settlement of the securities. Alternatively, the entire coupon on the securities could be required to be included in income by a U.S. Holder at the time received or accrued. Other alternative characterizations are also possible. Accordingly, prospective purchasers should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for U.S. Holders of

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the securities is the character and timing of income or loss realized with respect to these instruments (including whether the Put Premium might be required to be included currently as ordinary income). Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including the possible implications of this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•an individual who is classified as a nonresident alien;

•a foreign corporation; or

•a foreign trust or estate.

The term “Non-U.S. Holder” does not include any of the following holders:

•a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•certain former citizens or residents of the United States; or

•a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

General

Assuming the treatment of the securities as set forth above is respected and subject to the discussions below regarding the potential application of Section 871(m) of the Code and FATCA, payments with respect to a security, and gain realized on the sale, exchange or other disposition of such security, should not be subject to U.S. federal income or withholding tax under current law, provided that:

•the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

•the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and

•the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a security (or a financial institution holding a security on behalf of the beneficial owner) furnishes to the applicable withholding agent an IRS Form W-8BEN (or other appropriate form), on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

Possible Alternative Tax Treatments of an Investment in the Securities

As described above under “—Tax Consequences to U.S. Holders—Possible Alternative Tax Treatments of an Investment in the Securities,” the IRS may seek to apply a different characterization and tax treatment from the treatment described herein. While the U.S. federal income and withholding tax consequences to a Non-U.S. Holder of ownership and disposition of a security under current law should generally be the same

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as those described immediately above, it is possible that a Non-U.S. Holder could be subject to withholding tax under certain recharacterizations of the securities.

Moreover, among the issues addressed in the IRS notice described in “—Tax Consequences to U.S. Holders” is the degree, if any, to which income realized by Non-U.S. Holders should be subject to withholding tax. It is possible that any Treasury regulations or other guidance issued after consideration of this issue could materially and adversely affect the withholding tax consequences of ownership and disposition of the securities, possibly with retroactive effect. Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including the possible implications of the notice discussed above. Prospective investors should note that we currently do not intend to withhold on any of the payments made with respect to the securities to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above and to the discussion below regarding FATCA). However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we (or any financial intermediary) may decide to withhold on payments made with respect to the securities to Non-U.S. Holders and we will not be required to pay any additional amounts with respect to amounts withheld.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, the securities may be treated as U.S. situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. Compliance with the certification procedures described under “—General—Certification Requirement” will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify

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these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as interest or other FDAP income). While the treatment of the securities is unclear, you should assume that the yield on the Deposit will be subject to the FATCA rules. It is also possible in light of this uncertainty that an applicable withholding agent will treat the entire amount of the coupon payments as being subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described on page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to November 1, 2022, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlyings, in futures and/or options contracts on the underlyings or any component stocks of the share underlying index on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could increase the initial share price of an underlying, and, as a result, could potentially increase (i) the applicable redemption threshold level for such underlying, which is the level at or above which such underlying must close on the applicable determination date in order for the securities to be redeemed (depending also on the performance of the other underlyings), and (ii) the downside threshold level for such underlying, which, if the securities are not redeemed prior to maturity, is the price at or above which the underlying must close on each determination date in order for you to avoid being exposed to the negative price performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). In addition, through our subsidiaries, we are likely to modify our hedge position throughout the term of the securities, including on the determination dates, by purchasing and selling the underlyings, options contracts relating to the underlyings or any other available securities or instruments that we may wish to use in connection with such hedging activities. These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. We cannot give any assurance that our hedging activities will not affect the value of any underlying, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity, if any.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $ for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the product supplement for auto-callable securities if

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you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the product supplement for auto-callable securities or in the prospectus.

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